Exhibit 4.2

Execution Version

SERIES 2017-1

INDENTURE SUPPLEMENT

among

LMRK ISSUER CO. 2 LLC,

LMRK PROPCO LLC

AND

LD TALL WALL III LLC,

AS OBLIGORS

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

AS INDENTURE TRUSTEE

dated as of November 30, 2017

Secured Tenant Site Contract Revenue Notes, Series 2017-1

i

SERIES 2017-1 INDENTURE SUPPLEMENT

THIS SERIES 2017-1 INDENTURE SUPPLEMENT (this “Series Supplement”), dated as of November 30, 2017, is among LMRK Issuer Co. 2 LLC, a Delaware limited liability company (the “Issuer”), LMRK Propco LLC, a Delaware limited liability company (“Propco”), LD Tall Wall III LLC, a Delaware limited liability company (“Tall Wall 3” and, together with Propco the “Original Asset Entities” and, together with any entity that becomes a party hereto after the date hereof as an Additional Asset Entity, the “Asset Entities” and, together with the Issuer, the “Obligors”) and Wilmington Trust, National Association, as indenture trustee and not in its individual capacity (in such capacity, the “Indenture Trustee”).

RECITALS

WHEREAS, the Obligors and the Indenture Trustee are parties to the Indenture, dated as of November 30, 2017 (the “Indenture”);

WHEREAS, the Obligors desire to enter into this Series Supplement in order to issue Notes pursuant to the terms of the Indenture and Section 2.07 thereof;

WHEREAS, the Issuer represents that it has duly authorized the issuance of $80,000,000 aggregate principal amount of Secured Tenant Site Contract Revenue Notes, Series 2017-1, which consist of two classes designated as Class A (the “Series 2017-1 Class A Notes”) and Class B (the “Series 2017-1 Class B Notes” and, together with the Series 2017-1 Class A Notes, the “Notes”);

WHEREAS, the Notes constitute “Notes” as defined in the Indenture; and

WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth.

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01    Definitions. All defined terms used herein and not defined herein (including in the recitals hereto) shall have the meaning ascribed to such terms in the Indenture. All words and phrases defined in the Indenture shall have the same meaning in this Series Supplement, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Series Supplement unless the context clearly requires otherwise:

“Anticipated Repayment Date” shall mean the Series 2017-1 Anticipated Repayment Date.

“Class A Targeted Amortization Amount” shall mean, on each Payment Date with respect to the Series 2017-1 Class A Notes, the applicable amount set forth in Schedule I of this Series Supplement.

“Class B Targeted Amortization Amount” shall mean, on each Payment Date with respect to the Series 2017-1 Class B Notes, the applicable amount set forth in Schedule II of this Series Supplement.

“Closing Date” shall mean November 30, 2017.

“Date of Issuance” shall mean, with respect to the Notes, November 30, 2017.

“Note Rate” shall mean, with respect to the Notes, the fixed rate per annum at which interest accrues on each Class of Notes as set forth in Section 2.01(a) herein.

“Notes” shall have the meaning ascribed to it in the preamble hereto.

“Placement Agent” shall mean Guggenheim Securities, LLC.

“Post-ARD Note Spread” shall, for each Class of Notes, have the meaning set forth in the table below:

Class and Series	Post-ARD Note Spread
Series 2017-1 Class A	2.00%
Series 2017-1 Class B	4.25%

“Rated Final Payment Date” shall have the meaning ascribed to it in Section 2.01(b) herein.

“Rating Agency” shall mean, in relation to the Notes, KBRA.

“Rating Agency Confirmation” shall mean, in relation to the Notes, with respect to any transaction or matter in question concerning the Notes, confirmation from the Rating Agency that such transaction or matter will not result in a downgrade, qualification or withdrawal of the then-current ratings of any Class of Notes (or the placing of any such Class on negative credit watch or ratings outlook in contemplation of any such transaction or matter with respect thereto; provided that no Rating Agency Confirmation will be required from the Rating Agency with respect to any matter or transaction to the extent that the Rating Agency is no longer rating securities similar to the Notes or has made a public statement or otherwise communicated to the Issuer that it will no longer review transactions or matters of such type for purposes of evaluating whether to confirm the then-current ratings of obligations rated by the Rating Agency.

“Series 2017-1 Anticipated Repayment Date” shall have the meaning ascribed to it in Section 2.01(b) herein.

Section 1.02    Rules of Construction. Unless the context otherwise requires:

(a)    a term has the meaning assigned to it;

(b)    an accounting term not otherwise defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time;

(c)    “or” is not exclusive;

(d)    “including” means including without limitation;

(e)    words in the singular include the plural and words in the plural include the singular;

(f)    all references to “$” are to United States dollars unless otherwise stated;

(g)    any agreement, instrument or statute defined or referred to in this Series Supplement or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein;

(h)    references to a Person are also to its permitted successors and assigns; and

(i)    the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

In the event that any term or provision contained herein with respect to the Notes shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Series Supplement shall govern.

ARTICLE II

NOTE DETAILS, DELIVERY AND FORM[, DATA TAPE]

Section 2.01    Note Details.

(a)    The aggregate principal amount of the Notes which may be initially authenticated and delivered under this Series Supplement shall be issued in two (2) classes, having the Class and Series designation, initial principal balance, Note Rate and initial rating set forth below (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of Notes pursuant to Section 2.02 of the Indenture).

Class and Series	Initial Principal Balance	Note Rate	Rating (KBRA)
Series 2017-1 Class A	$62,000,000	4.10%	A-(sf)
Series 2017-1 Class B	$18,000,000	3.81%	BB-(sf)

(b)    The “Anticipated Repayment Date” for the Notes is the Payment Date falling in November 2022. The “Rated Final Payment Date” for the Notes is the Payment Date falling in November 2047.

Section 2.02    Delivery of the Notes. Upon the execution and delivery of this Series Supplement, the Issuer shall execute and deliver the Notes to the Indenture Trustee and the Indenture Trustee shall authenticate the Notes and deliver the Notes as directed by the Issuer. The Notes may be issued, transferred and held only as Definitive Notes.

Section 2.03    Forms of Notes. The Notes shall be in substantially the form set forth in the Indenture, each with such variations, omissions and insertions as may be necessary.

Section 2.04    Tax Restricted Notes. None of the Notes shall be designated as Tax Restricted Notes.

Section 2.05    Class A Targeted Amortization Amounts.

(a)    Payments of Class A Targeted Amortization Amounts for the Series 2017-1 Class A Notes shall commence on the Payment Date occurring in January 2018. Commencing on the Payment Date occurring in January 2018, the lesser of (i) the Class A Monthly Amortization Amount for the Series 2017-1 Class A Notes and (ii) the amount of funds available for such purpose under Section 5.01 of the Indenture, will be applied to repay amounts in respect of principal on the Series 2017-1 Class A Notes, as provided pursuant to clause Section 5.01(a)(ix)(A) of the Indenture.

(b)    In the event that any funds remain on deposit in the Series 2017-1 Site Acquisition Account and a prepayment of the Notes has been made on or prior to the Payment Date occurring in May 2018, the Class A Monthly Amortization Amount for the Series 2017-1 Class A Notes shall be reduced as follows: (1) the Class A Targeted Amortization Amount for each of the Payment Dates listed on Schedule I shall be divided by the aggregate Initial Principal Balance of the Notes; and (2) the new Class A Targeted Amortization Amount for each Payment Date shall equal the outstanding principal balance of the Series 2017-1 Notes immediately after the May 2018 Payment Date multiplied by the applicable percentage determined pursuant to clause (1).

Section 2.06    Class B Targeted Amortization Amounts.

(a)    Payments of Class B Targeted Amortization Amounts for the Series 2017-1 Class B Notes shall commence on the Payment Date occurring in January 2018.

Commencing on the Payment Date occurring in January 2018, the lesser of (i) the Class B Monthly Amortization Amount for the Series 2017-1 Class B Notes and (ii) the amount of funds available for such purpose under Section 5.01 of the Indenture, will be applied to repay amounts in respect of principal on the Series 2017-1 Class B Notes, as provided pursuant to clause Section 5.01(a)(ix)(C) of the Indenture.

(b)    In the event that any funds remain on deposit in the Series 2017-1 Site Acquisition Account and a prepayment of the Notes has been made on or prior to the Payment Date occurring in May 2018, the Class B Monthly Amortization Amount for the Series 2017-1 Class B Notes shall be reduced as follows: (1) the Class B Targeted Amortization Amount for each of the Payment Dates listed on Schedule II shall be divided by the aggregate Initial Principal Balance of the Notes; and (2) the new Class B Targeted Amortization Amount for each Payment Date shall equal the outstanding principal balance of the Series 2017-1 Notes immediately after the May 2018 Payment Date multiplied by the applicable percentage determined pursuant to clause (1).

Section 2.07    Notice of Indenture Supplements. So long as KBRA is rating the Notes, the Issuer shall provide prompt written notice of any Indenture Supplement pursuant to Section 13.02 of the Indenture.

Section 2.08    Data Tape. So long as KBRA is rating the Notes, within forty-five (45) days after the end of each fiscal year of the Issuer, commencing with the fiscal year ended December 31, 2017, the Issuer shall provide the Rating Agency with a data tape with respect to the Tenant Site Assets owned by the Asset Entities as of the end of such fiscal year.

ARTICLE III

SITE ACQUISITION ACCOUNT

Section 3.01    Funding of the Series 2017-1 Site Acquisition Account. The Issuer shall establish a non-interest bearing segregated trust account (the “Series 2017-1 Site Acquisition Account”), in the name of the Issuer and pledged to the Indenture Trustee for the benefit of the Noteholders to fund the acquisition of Additional Tenant Site Assets and Additional Obligor Tenant Site Assets. The amount to be deposited by the Obligors into the Series 2017-1 Site Acquisition Account on the Closing Date is $16,000,000.

Section 3.02    Expiration of the Site Acquisition Period for the Notes. The Site Acquisition Period for the Notes shall end on the earliest of (w) the date that all amounts have been withdrawn from the Series 2017-1 Site Acquisition Account, (x) the occurrence of an Event of Default, (y) the commencement of an Amortization Period and (z) the last Business Day in May 2018.

Section 3.03    Additional Funding Conditions. For purposes of Section 2.12(a) of the Indenture, none.

Section 3.04    Funding of the Yield Maintenance Reserve Account. The amount to be deposited by the Obligors into the Yield Maintenance Reserve Account for the Notes on the Closing Date is $294,981.50.

Section 3.05    Yield. The minimum Yield for the Notes for purposes of Section 2.12(a) of the Indenture is 12.11%.

Section 3.06    Collection Period. The initial Collection Period shall commence on November 30, 2017.

Section 3.07    Prepayments in Connection with the End of the Series 2017-1 Site Acquisition Period. On the Payment Date following the end of the Site Acquisition Period for the Notes (as notified to the Indenture Trustee by the Servicer), if any funds remain in the Series 2017-1 Site Acquisition Account, the Indenture Trustee shall transfer such funds to the Collection Account and the Notes will be prepaid in an amount equal to the amount of such funds. Unless an Amortization Period is in effect or an Event of Default has occurred and is continuing, the amount to be prepaid shall be allocated among the Notes pro rata based on the Note Principal Balance of each Note, without regard to the Classes of the Notes. If an Amortization Period is in effect or an Event of Default has occurred and is continuing, the amount to be prepaid shall be allocated in direct order of alphabetical designation of the Classes of Notes, with no prepayment allocated to a lower designated Class of Notes until each higher-designated Class of Notes has been paid in full.

ARTICLE IV

GENERAL PROVISIONS

Section 4.01    Date of Execution. This Series Supplement for convenience and for the purpose of reference is dated as of November 30, 2017.

Section 4.02    Notices. Notices required to be given to the Rating Agency by the Issuer, the Asset Entities or the Indenture Trustee shall be e-mailed first (or simultaneously with second) be posted to the password protected internet website maintained by the Issuer for communication to the Rating Agency pursuant to Rule 17g-5 under the Exchange Act and second to the following addresses: abssurveillance@kbra.com.

Section 4.03    Governing Law. THIS SERIES SUPPLEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Section 4.04    Severability. In case any provision in this Series Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.05    Counterparts. The Indenture and this Series Supplement may be executed in any number of counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument. Delivery of an executed signature page of the Indenture and this Series Supplement by facsimile or other electronic transmission (including, without limitation, via Portable Document Format or “PDF”) shall be as effective as delivery of a manually executed counterpart hereof.

ARTICLE V

APPLICABILITY OF INDENTURE

Section 5.01    Applicability. The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Series Supplement and the Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. The representations, warranties and covenants contained in the Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Obligors and the Indenture Trustee have caused this Series Supplement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

LMRK ISSUER CO. 2 LLC, as Issuer
LMRK PROPCO LLC, as Obligor
LD TALL WALL III LLC, as Obligor

By:	/s/ George P. Doyle
Name:	George P. Doyle
Title:	Authorized Representative

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Indenture Trustee

By:	/s/ Eric A. Kardash
Name:	Eric A. Kardash
Title:	Assistant Vice President

SCHEDULE I

TARGETED AMORTIZATION SCHEDULE FOR

THE SERIES 2017-1 CLASS A NOTES

(Assuming 100% of the amount deposited in the Series 2017-1 Site Acquisition Account is used to fund Additional Tenant Site Assets or Additional Obligor Tenant Site Assets and no prepayment of the Series 2017-1 Notes are made on or prior to the Payment Date occurring in January 2018)*

Payment Date	Series 2017-1 Class A Targeted Amortization Amount	Payment Date	Series 2017-1 Class A Targeted Amortization Amount
January 2018	$133,333	July 2020	$200,000
February 2018	$66,667	August 2020	$200,000
March 2018	$66,667	September 2020	$200,000
April 2018	$66,667	October 2020	$200,000
May 2018	$66,667	November 2020	$200,000
June 2018	$66,667	December 2020	$266,667
July 2018	$66,667	January 2021	$266,667
August 2018	$66,667	February 2021	$266,667
September 2018	$66,667	March 2021	$266,667
October 2018	$66,667	April 2021	$266,667
November 2018	$66,667	May 2021	$266,667
December 2018	$133,333	June 2021	$266,667
January 2019	$133,333	July 2021	$266,667
February 2019	$133,333	August 2021	$266,667
March 2019	$133,333	September 2021	$266,667
April 2019	$133,333	October 2021	$266,667
May 2019	$133,333	November 2021	$266,667
June 2019	$133,333	December 2021	$333,333
July 2019	$133,333	January 2022	$333,333
August 2019	$133,333	February 2022	$333,333
September 2019	$133,333	March 2022	$333,333
October 2019	$133,333	April 2022	$333,333
November 2019	$133,333	May 2022	$333,333
December 2019	$200,000	June 2022	$333,333
January 2020	$200,000	July 2022	$333,333
February 2020	$200,000	August 2022	$333,333
March 2020	$200,000	September 2022	$333,333
April 2020	$200,000	October 2022	$333,333
May 2020	$200,000
June 2020	$200,000

*	To the extent that the full Initial Principal Balance of the Series 2017-1 Notes is not outstanding as of the Payment Date in January 2018, the foregoing amounts will be revised as follows: (1) the aggregate Class A Targeted Amortization Amount reflected above for each of the above Payment Dates will be divided by the aggregate Initial Principal Balance of the Series 2017-1 Notes and (2) the new aggregate Class A Targeted Amortization Amount for each such Payment Date will be equal to the outstanding principal balance of the Series 2017-1 Notes immediately prior to the January 2018 Payment Date multiplied by the applicable percentage determined pursuant to the clause (1).

Sch – I – 1

SCHEDULE II

TARGETED AMORTIZATION SCHEDULE FOR

THE SERIES 2017-1 CLASS B NOTES

(Assuming 100% of the amount deposited in the Series 2017-1 Site Acquisition Account is used to fund Additional Tenant Site Assets or Additional Obligor Tenant Site Assets and no prepayment of the Series 2017-1 Notes are made on or prior to the Payment Date occurring in January 2018)*

Payment Date	Series 2017-1 Class B Targeted Amortization Amount	Payment Date	Series 2017-1 Class B Targeted Amortization Amount
January 2018	$60,000	July 2020	$30,000
February 2018	$30,000	August 2020	$30,000
March 2018	$30,000	September 2020	$30,000
April 2018	$30,000	October 2020	$30,000
May 2018	$30,000	November 2020	$30,000
June 2018	$30,000	December 2020	$30,000
July 2018	$30,000	January 2021	$30,000
August 2018	$30,000	February 2021	$30,000
September 2018	$30,000	March 2021	$30,000
October 2018	$30,000	April 2021	$30,000
November 2018	$30,000	May 2021	$30,000
December 2018	$30,000	June 2021	$30,000
January 2019	$30,000	July 2021	$30,000
February 2019	$30,000	August 2021	$30,000
March 2019	$30,000	September 2021	$30,000
April 2019	$30,000	October 2021	$30,000
May 2019	$30,000	November 2021	$30,000
June 2019	$30,000	December 2021	$30,000
July 2019	$30,000	January 2022	$30,000
August 2019	$30,000	February 2022	$30,000
September 2019	$30,000	March 2022	$30,000
October 2019	$30,000	April 2022	$30,000
November 2019	$30,000	May 2022	$30,000
December 2019	$30,000	June 2022	$30,000
January 2020	$30,000	July 2022	$30,000
February 2020	$30,000	August 2022	$30,000
March 2020	$30,000	September 2022	$30,000
April 2020	$30,000	October 2022	$30,000
May 2020	$30,000
June 2020	$30,000

*	To the extent that the full Initial Principal Balance of the Series 2017-1 Notes is not outstanding as of the Payment Date in January 2018, the foregoing amounts will be revised as follows: (1) the aggregate Class B Targeted Amortization Amount reflected above for each of the above Payment Dates will be divided by the aggregate Initial Principal Balance of the Series 2017-1 Notes and (2) the new aggregate Class B Targeted Amortization Amount for each such Payment Date will be equal to the outstanding principal balance of the Series 2017-1 Notes immediately prior to the January 2018 Payment Date multiplied by the applicable percentage determined pursuant to the clause (1).

Sch – II – 1